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EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM



Biomerica, Inc. and Subsidiaries
Newport Beach, California

We hereby consent to the incorporation by reference, in the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-00159 and 033-47054) of Biomerica, Inc. and Subsidiaries Inc., of our report dated July 30, 2004, relating to the consolidated financial statements as of and for the year ended May 31, 2004 , which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ PKF
Certified Public Accountants
A Professional Corporation


San Diego, CA
September 8, 2004